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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the application of our report which includes an explanatory paragraph concerning the Company's ability to continue as a going concern, dated March 31, 1998, included in the Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report in the Company's registration statements on Form S-8 (File No. 333-03612, Form S-8 (File No. 333-25789, Form S-3 (File No. 333-3903), and
Form S-3 (File No. 333-24979).


                                             COOPERS & LYBRAND L.L.P.

Houston, Texas
March 31, 1998